UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 22, 2021

MSC Income Fund, Inc.

(Exact name of registrant as specified in its charter)

Maryland	814-00939	45-3999996
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Post Oak Boulevard, 8th Floor Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 350-6000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

27627022.4.BUSINESS

Item 1.01                                           Entry into a Material Definitive Agreement.

The information contained in Item 2.03 of this Current Report on Form 8-K is incorporated by reference in this Item 1.01.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 22, 2021, MSC Income Fund, Inc., a Maryland corporation (the “Company”), together with MSC Equity Holding, LLC, a Delaware limited liability company, MSC Equity Holding II, Inc., a Delaware corporation, MSC California Holdings GP LLC, a Delaware limited liability company, and MSC California Holdings LP, a Delaware limited partnership, each a wholly-owned subsidiary of the Company, entered into an amendment (the “Amendment”) to the Amended and Restated Credit Agreement, dated March 11, 2014 among TIAA, FSB, as administrative agent, and TIAA, FSB and certain other financial institutions as lenders. The Amendment was unanimously approved by the Company’s board of directors, including each director who is not an “interested person,” as such term is defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended, of the Company or its investment adviser, MSC Adviser I, LLC.

Under the Amendment, among other changes, (i) the aggregate revolving commitments by lenders were increased to $165,000,000 (the “Credit Facility”) with an accordion feature permitting commitments from new and existing lenders on the same terms and conditions as the existing commitments up to a total of $200,000,000, subject to certain conditions, (ii) the revolving period under the Credit Facility was extended to September 1, 2025 and the final maturity date of the Credit Facility was extended to March 1, 2026, (iii) the financial covenants were amended to reduce the asset coverage ratio from 2.10x to 2.00x and (iv) the applicable margin was reduced from L+260 to L+240. The Amendment also included several other changes to the Credit Facility, including updated LIBOR transition provisions.

Affiliates of TIAA, FSB and other lenders under the Credit Facility, may from time to time receive customary fees and expenses in the performance of investment banking, financial advisory or other services for the Company.

The above summary is not complete and is qualified in its entirety to the full text of the Amendment and related documents, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01                                           Regulation FD Disclosure.

On September 22, 2021, the Company issued a press release. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

10.1

Sixth Amendment and Waiver to Credit Agreement, dated as of September 22, 2021, by and among MSC, the Guarantors party thereto, TIAA, FSB, as successor in interest to certain assets of Everbank Commercial Finance, Inc., as administrative agent, and the lenders party thereto.

99.1	Press release dated September 22, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSC Income Fund, Inc.

Date: September 27, 2021	By:	/s/ Jason B. Beauvais
		Name:	Jason B. Beauvais
		Title:	General Counsel